                                            INVESTMENT ADVISORY AGREEMENT

         AGREEMENT,  dated as of the 12th day of February 2002, by and between  OPPENHEIMER  REAL ESTATE FUND, a Massachusetts business trust (hereinafter referred to as the "Fund"), and OPPENHEIMERFUNDS, INC. (hereinafter referred to as "OFI").

         WHEREAS, the Fund is an open-end,  diversified  management  investment company registered as such with the Securities and Exchange  Commission (the  "Commission")  pursuant to the Investment  Company Act of 1940 (the "Investment  Company Act"),
and OFI is an investment adviser registered as such with the Commission under the Investment Advisers Act of 1940;

         WHEREAS, the Fund desires that OFI shall act as its investment adviser pursuant to this Agreement;

         NOW,  THEREFORE,  in  consideration  of the mutual promises and covenants  hereinafter set forth, it is agreed by and between the parties, as follows:

         1.       General Provisions:
                  ------------------

                  The Fund hereby employs OFI and OFI hereby  undertakes to act as the  investment  adviser of the Fund and to perform for the Fund such other duties and functions as set forth in this Agreement.  OFI shall,  in all matters,  give to the
Fund and its Board of Trustees (the  "Trustees") the benefit of its best judgement,  effort,  advice and  recommendations  and shall,  at all times  conform  to,  and use its best  efforts to enable the Fund to  conform  to:  (i) the  provisions  of the
Investment  Company Act and any rules or  regulations  thereunder;  (ii) any other  applicable  provisions of state or Federal law;  (iii) the  provisions of the  Declaration  of Trust and By-Laws of the Fund as amended from time to time;  (iv) policies and determinations of the Trustees;  (v) the fundamental policies and investment  restrictions of the Fund as reflected in the registration  statement of the Fund under the  Investment  Company Act or as such policies may, from time to time, be amended;
and (vi) the  Prospectus  and Statement of Additional  Information  of the Fund in effect from time to time.  The  appropriate officers  and  employees  of OFI shall be  available  upon  reasonable  notice for  consultation  with any of the Trustees and officers of the Fund with respect to any matters  dealing with the business and affairs of the Fund,  including  the valuation of portfolio securities of the Fund which are either not registered for public sale or not traded on any securities market.

         2.       Investment Management:
                  ---------------------

                  (a) OFI shall,  subject to the  direction  and control by the Trustees:  (i)  regularly  provide  investment advice and  recommendations to the Company with respect to the investments,  investment  policies and the purchase and sale of securities  and other  investments  for the Fund;  (ii)  supervise  continuously  the  investment  program of the Fund and the composition  of its  portfolio  and  determine  what  securities  shall be purchased or sold by the Fund;  and (iii)  arrange, subject to the provisions of paragraph 7 hereof, for the purchase and sale of securities and other investments for the Fund.

                  (b)  Provided  that the Company  shall not be  required  to pay any  compensation  for  services  under this
Agreement  other than as provided by the terms of the Agreement and subject to the  provisions of paragraph 7 hereof,  OFI may obtain  investment  information,  research or assistance from any other person,  firm or corporation to supplement,  update or otherwise improve its investment  management services,  including entering into sub-advisory  agreements with other affiliated or unaffiliated registered investment advisors to obtain specialized services.

                  (c) Provided  that nothing  herein  shall be deemed to protect OFI from  willful  misfeasance,  bad faith or gross negligence in the performance of its duties,  or reckless  disregard of its obligations and duties under this Agreement,
OFI shall not be liable for any loss  sustained by reason of good faith errors or omissions in connection  with any matters to which this Agreement relates.

                  (d) Nothing in this  Agreement  shall prevent OFI or any entity  controlling,  controlled by or under common control with OFI or any officer  thereof from acting as investment  adviser for any other person,  firm or  corporation  or in any way limit or restrict OFI or any of its directors,  officers,  stockholders  or employees from buying,  selling or trading any  securities  or other  investments  for its or their own  account or for the  account of others for whom it or they may be acting,  provided that such activities will not adversely  affect or otherwise impair the performance by OFI of its duties and obligations under this Agreement.

         3.       Other Duties of OFI:
                  -------------------

                  OFI shall,  at its own expense,  provide and supervise the  activities  of all  administrative  and clerical personnel as shall be required to provide  effective  corporate  administration  for the Fund,  including the  compilation and maintenance of such records with respect to its operations as may reasonably be required;  the  preparation and filing of such reports  with  respect  thereto as shall be required  by the  Commission;  composition  of periodic  reports  with  respect to operations of the Fund for its shareholders;  composition of proxy materials for meetings of the Fund's shareholders;  and the composition of such  registration  statements as may be required by Federal and state  securities  laws for continuous  public sale of Shares of the Fund.  OFI shall,  at its own cost and  expense,  also  provide  the Fund with  adequate  office  space, facilities and equipment.

         4.       Allocation of Expenses:
                  ----------------------

                  All other costs and expenses of the Fund not expressly  assumed by OFI under this  Agreement,  or to be paid by the Distributor of the Shares of the Fund, shall be paid by the Fund,  including,  but not limited to: (i) interest,  taxes and  governmental  fees;  (ii) brokerage  commissions  and other expenses  incurred in acquiring or disposing of the portfolio securities  and other  investments of the Fund;  (iii)  insurance  premiums for fidelity and other  coverage  requisite to its operations;  (iv)  compensation  and  expenses  of its  Trustees  other than those  affiliated  with OFI;  (v) legal and audit expenses;  (vi)  custodian and transfer  agent fees and expenses;  (vii)  expenses  incident to the  redemption of its Shares;
(viii) expenses  incident to the issuance of its Shares against payment  therefor by or on behalf of the subscribers  thereto;
(ix) fees and expenses,  other than as herein above provided,  incident to the registration  under Federal  securities laws of
Shares  of the Fund for  public  sale;  (x)  expenses  of  printing  and  mailing  reports,  notices  and proxy  materials  to shareholders  of the Fund;  (xi)  except as noted  above,  all other  expenses  incidental  to holding  meetings of the Fund's shareholders;  and (xii) such extraordinary  non-recurring  expenses as may arise,  including  litigation,  affecting the Fund thereof and any legal  obligation  which the Fund may have to indemnify  its officers and Trustees with respect  thereto.  Any officers or employees of OFI (or any entity  controlling,  controlled  by, or under common control with OFI) who also serve as officers, Trustees or employees of the Fund shall not receive any compensation from the Fund for their services.

         5.       Compensation of OFI:
                  --------------------

                  The Fund  agrees  to pay OFI and OFI  agrees  to  accept as full  compensation  for the  performance  of all functions  and duties on its part to be  performed  pursuant  to the  provisions  hereof,  a  management  fee  computed on the aggregate  net assets of the Fund as of the close of each  business  day and  payable  monthly at the annual  rate of 1.00% of aggregate net assets.

         6.       Use of Name "Oppenheimer":
                  -------------------------

                  OFI hereby grants to the Fund a royalty-free,  non-exclusive  license to use the name  "Oppenheimer"  in the name of the Fund for the  duration  of this  Agreement  and any  extensions  or  renewals  thereof.  Such  license  may,  upon termination of this  Agreement,  be terminated by OFI, in which event the Company shall  promptly take whatever  action may be necessary to change its name and discontinue any further use of the name  "Oppenheimer"  in the name of the Fund or otherwise.
The name  "Oppenheimer"  may be used or licensed by OFI in connection  with any of its  activities,  or licensed by OFI to any other party.

         7.       Portfolio Transactions and Brokerage:
                  ------------------------------------

                  (a) OFI  (and  any Sub  Advisor)  is  authorized,  in  arranging  the  purchase  and  sale of the  portfolio securities  and other  investments  of the Fund to employ or deal with such members of  securities or  commodities  exchanges, brokers or dealers  (hereinafter  "broker-dealers"),  including  "affiliated"  broker-dealers  (as that term is defined in the
Investment  Company Act), as may, in its best  judgment,  implement the policy of the Fund to obtain,  at reasonable  expense, the "best  execution"  (prompt and reliable  execution at the most  favorable  security  price  obtainable)  of the  portfolio transactions of the Fund as well as to obtain,  consistent  with the provisions of  subparagraph  (c) of this paragraph 7, the benefit of such  investment  information or research as will be of significant  assistance to the  performance by OFI (and any
Sub Advisor) of its investment management functions.

                  (b) OFI (and any Sub Advisor) shall select  broker-dealers to effect the portfolio  transactions of the Fund on the basis of its estimate of their  ability to obtain best  execution of  particular  and related  portfolio  transactions.
The abilities of a broker-dealer  to obtain best execution of particular  portfolio  transaction(s)  will be judged by OFI (or any Sub  Advisor) on the basis of all relevant  factors and  considerations  including,  insofar as  feasible,  the  execution capabilities  required by the transaction or transactions;  the ability and willingness of the broker-dealer to facilitate the portfolio  transactions  of the Fund by  participating  therein  for its own  account;  the  importance  to the Fund of speed, efficiency or confidentiality;  the broker-dealer's  apparent  familiarity with sources from or to whom particular  securities or other  investments  might be purchased or sold; as well as any other matters  relevant to the selection of a  broker-dealer for particular and related transactions of the Fund.

                  (c) OFI (and any Sub Advisor)  shall have  discretion,  in the interest of the Fund,  to allocate  brokerage on the portfolio transactions of the Fund to broker-dealers,  other than affiliated  broker-dealers,  qualified to obtain best execution of such  transactions  who provide  brokerage  and/or  research  services  (as such  services are defined in Section
28(e)(3) of the  Securities  Exchange Act of 1934) for the Fund and/or other  accounts for which OFI or its affiliates (or any
Sub Advisor) exercise  "investment  discretion" (as that term is defined in Section 3(a)(35) of the Securities Exchange Act of
1934) and to cause the Fund to pay such  broker-dealers  a commission for effecting a portfolio  transaction for the Fund that is in excess of the amount of commission  another  broker-dealer  adequately  qualified to effect such transaction  would have charged for  effecting  that  transaction,  if OFI (or any Sub Advisor)  determines,  in good faith,  that such  commission is reasonable in relation to the value of the brokerage and/or research services provided by such  broker-dealer  viewed in terms of either that  particular  transaction  or the overall  responsibilities  of OFI or its  affiliates (or any Sub Advisor) with respect to  accounts  as to which they  exercise  investment  discretion.  In  reaching  such  determination,  OFI (or any Sub
Advisor) will not be required to place or attempt to place a specific dollar value on the brokerage  and/or research  services provided or being provided by such  broker-dealer.  In  demonstrating  that such  determinations  were made in good faith, OFI
(and any Sub  Advisor)  shall be prepared to show that all  commissions  were  allocated  for  purposes  contemplated  by this
Agreement and that the total  commissions paid by the Fund over a  representative  period selected by the Fund's Trustees were reasonable in relation to the benefits to the Fund.

                  (d) OFI (or any Sub Advisor)  shall have no duty or obligation to seek advance  competitive  bidding for the most favorable  commission rate applicable to any particular  portfolio  transactions  or to select any  broker-dealer  on the basis of its purported or "posted"  commission rate but will, to the best of its ability,  endeavor to be aware of the current level of the charges of eligible  broker-dealers  and to minimize the expense incurred by the Fund for effecting its portfolio transactions  to the extent  consistent  with the interests and policies of the Fund as established by the  determinations  of the Board of Trustees of the Fund and the provisions of this paragraph 7.

                  (e) The Fund recognizes that an affiliated  broker-dealer:  (i) may act as one of the Fund's regular brokers for the Fund so long as it is lawful for it so to act;  (ii) may be a major  recipient  of brokerage  commissions  paid by the
Fund; and (iii) may effect portfolio  transactions for the Fund only if the commissions,  fees or other remuneration  received or to be received by it are determined in accordance  with procedures  contemplated  by any rule,  regulation or order adopted under the Investment Company Act to be within the permissible level of such commissions.

                  (f) Subject to the  foregoing  provisions  of this  paragraph 7, OFI (and any Sub Advisor) may also consider sales of Shares  of the  Fund,  and the  other  funds  advised  by OFI and its  affiliates  as a factor  in the  selection  of broker-dealers for its portfolio transactions.

         8.       Duration:
                  --------

                  This Agreement will take effect on the date first set forth above.  Unless  earlier  terminated  pursuant to paragraph 10 hereof,  this Agreement  shall remain in effect for a period of two (2) years and  thereafter  from year to year, so long as such  continuance  shall be approved at least  annually by the Fund's Board of Trustees,  including the vote of the majority  of the  Trustees  of the Fund who are not  parties to this  Agreement  or  "interested  persons"  (as defined in the
Investment  Company Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval,  or by the holders of a "majority" (as defined in the Investment  Company Act) of the outstanding  voting  securities of the Fund, and by such a vote of the Fund's Board of Trustees.

         9.       Disclaimer of Shareholder or Trustee Liability:
                  ----------------------------------------------

                  OFI  understands  and agrees that the  obligations of the Fund under this Agreement are not binding upon any shareholder or Trustee of the Fund  personally,  but bind only the Fund and the Fund's  property;  OFI represents  that it has notice of the provisions of the  Declaration  of Trust of the Fund  disclaiming  shareholder or Trustee  liability for acts or obligations of the Fund.

         10.      Termination.
                  -----------

                  This Agreement may be terminated  (i) by OFI at any time without  penalty upon sixty days' written notice to the Fund (which  notice may be waived by the Fund);  or (ii) by the Fund at any time without  penalty upon sixty days' written notice to OFI (which  notice may be waived by OFI) provided  that such  termination  by the Fund shall be directed or approved by the vote of a majority of all of the Trustees of the Fund then in office or by the vote of the holders of a  "majority"  of the outstanding voting securities of the Fund (as defined in the Investment Company  Act).

         11.      Assignment or Amendment:
                  -----------------------

                  This Agreement may not be amended,  or the rights of OFI hereunder sold,  transferred,  pledged or otherwise in any manner  encumbered  without the affirmative vote or written consent of the holders of the "majority" of the outstanding voting  securities  of the  Company.  This  Agreement  shall  automatically  and  immediately  terminate  in the  event of its
"assignment," as defined in the Investment Company Act.

         12.      Definitions:
                  -----------

                  The terms and provisions of the Agreement shall be interpreted  and defined in a manner  consistent with the provisions and definitions contained in the Investment Company Act.

                                                              OPPENHEIMER  REAL ESTATE FUND

Attest:_______________                               By: _________________
                                                              Robert G. Zack
         Assistant Secretary                                  Secretary

                                                              OPPENHEIMERFUNDS, INC.

Attest: _______________                              By: ___________________
                                                              Robert G. Zack
        Assistant Secretary                                   Senior Vice President

NIA\RealEstate\OrgzDoc\590InvestmentAdvisoryAgmt(Feb1202).doc